Exhibit 10.15

Advisory agreement

Yukitaka Yamaguchi (hereinafter referred to as “First Party”) and ONODERA Food Service Co., Ltd. (hereinafter referred to as “Second Party”) enter into an advisory agreement as follows.

Article 1 (Purpose of Agreement)

The Second Party shall entrust the First Party with providing guidance and advice on management, and guidance and advice on requests from the Second Party concerning the Second Party’s group in general.

Article 2 (Advisory Fee)

The Second Party shall pay the First Party a monthly fee of 1,000,000 yen (excluding consumption tax) as an advisory fee, less withholding tax, which shall be paid by wire transfer to the following account designated by the First Party.

Mizuho Bank Tsukiji Branch Ordinary Account

Account name (Kana) Yukitaka Yamaguchi

The Second Party shall pay the current month’s advisory fee by the last day of the month.

Article 3 (Confidentiality Obligation)

The First Party shall take care not to leak any information including personal information of the Second Party to any third party.

In case of any damage to the Second Party caused by the willful act or gross negligence of the First Party, the First Party shall be liable for compensation for the damage.

Article 4 (Expenses other than remuneration)

The actual expenses for transportation, accommodation, etc. related to the work requested by the First Party shall be reimbursed.

Article 5 (Term of Contract)

1. The term of this contract shall be two (2) years from April 1, 2023 to March 31, 2025.

2. However, either the First Party or the Second Party may terminate this agreement prior to the expiration date by giving the other party two months’ notice.

If the First Party and the Second Party separately agree to extend the term of this agreement, a written agreement to that effect shall be executed.

Article 6 (Others)

The above period and treatment may be changed upon consultation and agreement between the First Party and the Second Party.

Article 7 (Jurisdiction)

Each party agrees that if any litigation should arise in connection with this Agreement, the Tokyo District Court or the Tokyo Summary Court shall be the exclusive court of first instance.

Article 8 (Matters to be Consulted)

In the event of any matter not stipulated in this Agreement or if any question arises, the First Party and the Second Party shall consult with each other in good faith to resolve the matter.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed, and have hereunto set their names and seals thereto, and each party hereto shall have one (1) copy hereof.

Dated this 1st day of April, 2023.

First Party
[Address]	1-11-6-4003 Tsukuda, Chuo-ku, Tokyo
[Name]	/s/ Yukitaka Yamaguchi

Second Party
[Address]	1-3, Otemachi 1-chome, Chiyoda-ku, Tokyo
[Company Name]	ONODERA Food Service Co., Ltd.
[Representative]	/s/ Shinji Nagao, Representative Director